UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2004

Imation Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION PLACE
OAKDALE, MINNESOTA		55128

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 704-4000

None
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

     Reference is made to the Registrant’s press release dated October 20, 2004, which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.05. Costs Associated with Exit or Disposal Activities

     On October 19, 2004, the Board of Directors committed the Company to a restructuring plan consisting of the elimination of approximately 250 positions globally. The restructuring is intended to simplify the Company’s structure, improve decision-making speed and lower overall operating costs. The restructuring program is expected to result in a total charge of $15 to $20 million in the fourth quarter of 2004. The charge will be utilized almost entirely to cover the cash costs associated with termination benefits for the reduction of workforce (primarily severance and related benefits). The program is expected to be substantially completed in 2004 with the remainder completed in 2005.

     Reference is made to the Registrant’s press release dated October 20, 2004, which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure

     Reference is made to the Registrant’s press release dated October 20, 2004, which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

           99.1            Press release dated October 20, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date: October 20, 2004	By:	/s/ Paul R. Zeller
Paul R. Zeller
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Press release, dated October 20, 2004